UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Stewards, Inc. (the "Company") is providing this unaudited pro forma condensed combined financial information to illustrate the effects of the acquisition by SRC Envy Holdco LLC, a wholly owned subsidiary of the Company, of all membership interests in Envy Development DE, LLC and Envy Recreational, LLC (the "Envy Acquisition"). The acquired real estate consists of a 214-unit apartment community, a 26-slip marina and a three-story commercial community center in Pompano Beach, Florida. Envy Recreational, LLC was formed in connection with the acquisition, and the marina and commercial community center did not generate revenue before closing. The Envy Acquisition closed on September 23, 2026 and is accounted for as an asset acquisition under ASC 805-50.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of SEC Regulation S-X. The pro forma adjustments are Transaction Accounting Adjustments reflecting the application of required accounting to the Envy Acquisition. No Management’s Adjustments are presented. The acquired real estate operations are presented under Rule 3-14, which reflects revenues and certain operating expenses and excludes mortgage interest, depreciation and amortization, management fees and income taxes that are not comparable to the future operations of the property.

A pro forma condensed combined balance sheet as of June 30, 2026 is presented as if the Envy Acquisition had occurred on that date. The pro forma condensed combined statements of operations for the year ended December 31, 2025 and the six months ended June 30, 2026 give effect to the Envy Acquisition as if it had occurred on January 1, 2025, in accordance with 17 CFR 210.11-02(a)(6)(i).

This information was derived from and should be read in conjunction with the Company’s historical financial statements and the historical statement of revenues and certain operating expenses of the acquired property. The pro forma information is for illustrative purposes only and does not purport to represent what the results of operations or financial position would actually have been.

Preliminary acquisition accounting. The final valuation of the make-whole obligation associated with the 7,000,000 escrowed shares remains subject to completion of the valuation specialist’s analysis. Changes in the final measurement could materially affect the recorded liability, acquired-asset basis and related depreciation and amortization.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2025 (in thousands, except per share data)

	Stewards, Inc.	Envy (Rule 3-14)	Envy Transaction Adjustments	Notes	Pro Forma Combined
Revenues
Income, financing and brokerage	$11,660	—	—		$11,660
Income from rental property	4,617	4,905	—		9,522
Total revenues	16,277	4,905	—		21,182
Cost of revenue
Financing and brokerage	2,518	—	—		2,518
Rental property	2,100	4,007	—	F	6,107
Total cost of revenue	4,618	4,007	—		8,625
Gross profit	11,659	898	—		12,557
Operating expenses
General and administrative expenses	12,142	497	—	F	12,639
Provision for credit losses	1,774	—	—		1,774
Depreciation and amortization	6,090	—	3,504	A	9,594
Professional fees	3,061	—	—		3,061
Total operating expenses	23,067	497	3,504		27,068
Loss from operations	(11,408)	401	(3,504)		(14,511)
Other income (expense)
Interest expense	(8,452)	—	(4,019)	E	(12,471)
Financing charges	(648)	—	(572)	C	(1,220)
Other losses	(208)	—	—		(208)
Total other income (expense)	(9,308)	—	(4,591)		(13,899)
Net loss before income taxes	(20,716)	401	(8,095)		(28,410)
Income tax provision	(41)	—	—	D	(41)
Net loss	(20,757)	401	(8,095)		(28,451)
Deemed dividend from conversion of preferred stock	(700)	—	—		(700)
Dividend on preferred stock	(1,651)	—	—		(1,651)
Net loss applicable to common stockholders	$(23,108)	$401	$(8,095)		$(30,802)
Net Loss Per Common Share - basic and diluted	$(0.16)				$(0.19)
Weighted-Average Common Shares Outstanding - basic and diluted	145,573		14,263	B	159,836
Comprehensive Loss
Net loss	(20,757)	401	(8,095)		(28,451)
Unrealized gain (loss) on foreign currency translation
Total comprehensive loss	$(20,757)	$401	$(8,095)		$(28,451)

For the Six Months Ended June 30, 2026 (in thousands, except per share data)

	Stewards, Inc.	Envy (Rule 3-14)	Envy Transaction Adjustments	Notes	Pro Forma Combined
Revenues
Income, financing and brokerage	$2,539	—	—		$2,539
Income from rental property	4,783	2,861	—		7,644
Total revenues	7,322	2,861	—		10,183
Cost of revenue
Financing and brokerage	471	—	—		471
Rental property	2,782	1,357	—	F	4,139
Total cost of revenue	3,253	1,357	—		4,610
Gross profit	4,069	1,504	—		5,573
Operating expenses
General and administrative expenses	5,742	187	—	F	5,929
Provision for credit losses	251	—	—		251
Depreciation and amortization	4,320	—	1,737	A	6,057
Professional fees	1,924	—	—		1,924
Total operating expenses	12,237	187	1,737		14,161
Loss from operations	(8,168)	1,317	(1,737)		(8,588)
Other income (expense)
Interest expense	(6,078)	—	(1,993)	E	(8,071)
Financing charges	(34)	—	(284)	C	(318)
Change in fair value of the warrant instrument	1,364	—	—		1,364
Other loss	(27)	—	—		(27)
Total other income (expense)	(4,775)	—	(2,277)		(7,052)
Net loss before income taxes	(12,943)	1,317	(4,014)		(15,640)
Income tax provision	—	—	—	D	—
Net loss	(12,943)	1,317	(4,014)		(15,640)
Dividend on preferred stock	(1,342)	—	—		(1,342)
Net loss applicable to common stockholders	$(14,285)	$1,317	$(4,014)		$(16,982)
Net Loss Per Common Share - basic and diluted	$(0.07)				$(0.08)
Weighted-Average Common Shares Outstanding - basic and diluted	208,881		14,263	B	223,144
Comprehensive Loss
Net loss	(12,943)	1,317	(4,014)		(15,640)
Unrealized gain (loss) on foreign currency translation
Total comprehensive loss	$(12,943)	$1,317	$(4,014)		$(15,640)

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Notes to the Unaudited Pro Forma Condensed Combined Statements of Operations

A - Reflects depreciation and amortization of the acquired asset basis allocated to depreciable real estate, furniture, fixtures and equipment, and the in-place lease intangible. Land is not depreciated. The adjustment uses a 44-year life for building and improvements, a 17-year life for site improvements, a 4-year life for furniture, fixtures and equipment, and a 12-month life for the in-place lease intangible. The resulting adjustment is approximately $3.504 million for the year ended December 31, 2025 and $1.737 million for the six months ended June 30, 2026.

B - Reflects all 14,263,025 rollover shares issued at closing, including the 7,000,000 escrowed shares, as outstanding from the beginning of each period presented. The escrowed shares are treated as equity because they were issued at closing, although they remain subject to the contractual escrow, release and redemption mechanics. Because the Company reports a net loss, diluted earnings per share equals basic earnings per share.

C - Reflects the recurring guaranty fee on the new $47.70m loan at 1.20% per year, or $0.57m, being the 1.50% contractual fee net of the 0.30% payable to Stewards that eliminates on consolidation, presented in financing charges.

D - Reflects the income tax effect of the pro forma adjustments. No pro forma income tax benefit has been recognized on the pro forma adjustments because the Company is in a net operating loss position with an accumulated deficit and does not recognize a tax benefit on additional losses.

E - Reflects interest expense on the new $47.70m LoanCore Capital Credit REIT LLC loan based on one-month Term SOFR of 3.9375% plus 3.60%, or 7.5375% in total (actual/360), together with amortization of the $0.75m of debt issuance costs over the 24-month loan term (ASC 835-30). The resulting adjustment is approximately $4.019 million for the year ended December 31, 2025 and $1.993 million for the six months ended June 30, 2026.

F - Certain operating-expense captions in the Envy Rule 3-14 historical statements have been reclassified within the Envy column to conform to the Company’s presentation. These reclassifications do not change total revenues, total certain operating expenses or revenues in excess of certain operating expenses.

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Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2026 (in thousands)

	Stewards, Inc.	Transaction Adjustments	Notes	Pro Forma Combined
ASSETS
Cash, cash equivalents	$1,096	$(577)	b	$519
Advance receivables, net	4,948			4,948
Prepaid expense	728	287	g	1,015
Loan commitment asset	3,719			3,719
Due from related parties	64			64
Restricted cash	3,715	2,906	c	6,621
Note receivable	1,706	(1,500)	e	206
Other current assets	549	34	d	583
Total current assets	16,525	1,150		17,675
Fixed assets, net	154,067	84,723	a	238,790
Operating lease right-of-use asset	18			18
Intangible assets, net	985	1,439	a	2,424
Goodwill	1,219			1,219
Other assets	1,162	520	f	1,682
TOTAL ASSETS	$173,976	$87,832		$261,808
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$7,302	$135	d	$7,437
Syndicate payable	3,231			3,231
Due to related parties - current	1,883			1,883
Deferred consideration - current	270	4,060	b	4,330
Operating lease liabilities - current	15			15
Notes payable, net - current	2,622	2,000	h	4,622
Warrant liability	3,719			3,719
Mortgage loan - current	—			—
Other current liabilities	329	168	d	497
Total current liabilities	19,371	6,363		25,734
Deferred consideration	39			39
Notes payable, net	38,761			38,761
Mortgage loan	77,588	46,953	b	124,541
Other non-current liabilities	291			291
Total liabilities	136,050	53,316		189,366
Redeemable nonparticipating noncontrolling interest	8,462			8,462
STOCKHOLDERS’ EQUITY
Series A preferred stock	7			7
Series B preferred stock	1			1
Common stock	21	1	b	22
Paid-in capital	73,619	34,515	b	108,134
Accumulated deficit	(71,639)			(71,639)
Accumulated other comprehensive income	3			3
Nonparticipating noncontrolling interest	27,452			27,452
Total stockholders’ equity	29,464	34,516		63,980
TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY	$173,976	$87,832		$261,808

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Notes to the Unaudited Pro Forma Condensed Combined Balance Sheet

Preliminary Consideration Transferred (in thousands)

Component	Measurement	Amount
Deposit applied	Three $500,000 promissory notes	$ 1,500
Existing mortgage and net purchase-price adjustments	Property-level debt and closing adjustments	45,711
Total non-share consideration	Sum of preceding non-share components	47,211
Equity consideration	14,263,025 shares at $2.42	34,517
Preliminary make-whole obligation	Mechanical estimate, subject to final valuation	4,060
Total consideration transferred		85,787
Direct acquisition costs	Capitalized under ASC 805-50	374
Total asset acquisition cost		$ 86,161

The $90.0 million contractual price and $3.00 per-share reference were used to determine the share count. For preliminary GAAP accounting, the 14,263,025 shares were measured at the $2.42 closing market price.

a - Reflects the acquired Envy real estate under ASC 805-50 (asset acquisition, relative fair value). The acquisition is accounted for as an asset acquisition because substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset, the property. Preliminary fair-value consideration of $85.79m, together with $0.37m of capitalised direct acquisition costs, is allocated on a relative fair value basis to $84.72m of building, land, site improvements and equipment and $1.44m of in-place lease intangibles, using the BBG appraisal. The elevator is included within the appraised building and equipment. The acquisition accounting remains preliminary because the final valuation of the make-whole obligation is subject to completion of the valuation specialist’s analysis.

b - Reflects the financing and consideration. The Company placed a new $47.70m loan from LoanCore Capital Credit REIT LLC that refinanced and replaced the existing $44.56m mortgage, shown net of $0.75m of debt issuance costs at $46.95m. Under ASC 805-50, all 14,263,025 rollover shares are recorded in equity at the acquisition-date market price of $2.42, comprising $1,426 of common stock at $0.0001 par value and $34.52m of paid-in capital. This equity classification includes the 7,000,000 escrowed shares because they were issued at closing, although they remain subject to the MIPA redemption and sale mechanics, which contemplate seven monthly gross cash payments of $3.0 million, offset by proceeds from permitted share-sale or borrowing transactions. The associated make-whole obligation is presented as deferred consideration at a preliminary estimated acquisition-date fair value of $4.06 million. The $4.06 million amount is an accounting estimate and not a contractual cap. The final valuation remains subject to completion of the valuation specialist’s analysis and may differ materially. A $2.00m short-term promissory note issued to Envy Development PB, LLC funds a portion of the closing cash requirement (note h).

c - Reflects lender-required reserves of $2.75m (property tax and insurance escrows, interest, leasing, capital expenditure, security and repair reserves and the DACA minimum balance), recorded as restricted cash together with the transferred tenant security-deposit cash. Closing prorations are embedded in the rollover share consideration and settle in cash at closing, and are not presented as separate working capital adjustments. Items retained by the seller are excluded.

d - Reflects the Envy working-capital assets and liabilities that transfer with the entity, recorded at their June 30, 2026 carrying amounts: acquired assets of $34,070 of operating receivables and $160,491 of tenant security-deposit cash, and assumed liabilities of $117,501 of accrued operating expenses, $16,325 of accrued payroll, $7,155 of refunds payable and the $160,491 tenant security-deposit obligation.

e - Reflects the $1.50m acquisition deposit, consisting of three $500,000 promissory notes funded before June 30, 2026 and recorded in note receivable in the historical balance sheet. The deposit is applied against the purchase price at closing, reducing the note receivable and the cash required to fund the acquisition; it is not a June 30, 2026 cash movement.

f - Reflects the interest rate cap purchased at closing to hedge the floating-rate LoanCore loan, recorded as a derivative asset at its $0.52m premium under ASC 815; it is not expensed and not netted against the loan.

g - Reflects the property insurance premium of $0.29m paid at closing for the go-forward policy, recorded as prepaid insurance and amortised over the policy term.

h - Reflects a $2.00m short-term promissory note issued to Envy Development PB, LLC in connection with the closing and recorded in current notes payable. The note is effective September 17, 2026, bears interest at $1,333.33 per day and matures on October 5, 2026. Interest through maturity is not more than approximately $25,000 and is not separately reflected in the pro forma statements of operations because it is not material.

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ENVY AT POMPANO BEACH

Historical Statement of Revenues and Certain Operating Expenses

For the Six Months Ended June 30, 2026 and 2025 (Unaudited) (in thousands)

The following unaudited historical statement of revenues and certain operating expenses of Envy at Pompano Beach (the “Property”), a 214-unit apartment community held through Envy Development PB, LLC and its wholly-owned subsidiary, is presented under Rule 3-14 of Regulation S-X. It should be read together with the audited statement of revenues and certain operating expenses of the Property for the year ended December 31, 2025, which is filed separately. Envy Recreational, LLC was formed in connection with the acquisition, and revenue generated by the marina and commercial community center before closing was immaterial. Accordingly, historical operating results for those assets have not been separately included.

	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Revenue
Rental and other property revenues	$2,861	$2,459
Total revenue	2,861	2,459
Certain operating expenses
Property operating expenses	903	929
Taxes and insurance	641	1,019
Total certain operating expenses	1,544	1,948
Revenues in Excess of Certain Operating Expenses	$1,317	$511

Notes to the Historical Statement of Revenues and Certain Operating Expenses

1. Basis of presentation. The Property is a 214-unit residential apartment community located in Pompano Beach, Florida, held through Envy Development PB, LLC and its wholly-owned subsidiary, Envy Development DE, LLC. This statement has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X and is not intended to be a complete presentation of the Property’s revenues and expenses. It is not representative of the actual operations of the Property for the periods presented. The interim statements are unaudited and, in the opinion of management, include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation. They have been prepared on a basis consistent with the audited statement of revenues and certain operating expenses of the Property for the year ended December 31, 2025.

2. Excluded expenses. In accordance with Rule 3-14, the statement excludes expenses not comparable to the proposed future operations of the Property, including mortgage interest, depreciation and amortization, management fees, and income taxes. As a result of these exclusions, the statement is not indicative of the results of operations of the Property going forward.

3. Revenue recognition. The Property’s residential units are leased to tenants under agreements that are generally one year in length and are accounted for as operating leases under ASC 842, with rental revenue recognized on a straight-line basis when collectibility is probable. Tenant reimbursements and other property fees are recognized when the related services are provided.

4. Cash flow information. Separate historical statements of cash flows for the Property are not presented. Because the statement excludes mortgage interest, depreciation, amortization, management fees and income taxes, historical cash flow information on a basis comparable to the Property’s future operations is not available.

5. Material factors. Rental and other property revenues increased from $2,459 thousand for the six months ended June 30, 2025 to $2,861 thousand for the six months ended June 30, 2026, and vacancy losses were lower in the 2026 period. Taxes and insurance for the six months ended June 30, 2026 include a real estate tax refund of approximately $202,000 arising from a successful property tax challenge, which is non-recurring. The historical amounts exclude, or do not reflect, items that will affect the Property’s future operations, including mortgage interest on the acquisition financing and the Company’s go-forward insurance program. Management is not aware of any other material factors relating to the Property that would cause the reported financial information not to be indicative of future operating results.

6. Subsequent event. On September 23, 2026, the Property was acquired by Stewards, Inc. in a transaction accounted for as an asset acquisition under ASC 805-0.

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